EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT made as of January 29, 1996 between PHYMATRIX CORP., a Delaware corporation (the "Company"), and Robert A. Miller (hereinafter "Employee").

        WHEREAS, the Company believes it is in the Company's best interest to employ Employee, and Employee desires to be employed by the Company; and

        WHEREAS, the Company and Employee desire to set forth the terms and conditions on which Employee shall be employed by and provide services to the Company.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. Employment. The Company hereby employs Employee and Employee hereby accepts such employment, all upon the terms and conditions hereinafter set forth.

         2. Term. Unless sooner terminated pursuant to the provisions of this Agreement, the initial term of employment under this Agreement shall be for a period of two (2) years commencing on January 29, 1996 (the "Effective Date") and ending on January 31, 1998. The term of employment under this Agreement shall thereafter be automatically renewed upon the then existing terms and conditions of this Agreement, for successive periods of one (1) year commencing upon the expiration of the initial term of employment under this Agreement or any renewal term and ending on the first (1st) anniversary of the commencement of such renewal term unless either the Company or Employee provides the other with written notice of its election to not renew the term of employment under this Agreement at least sixty (60) days, but no more than one hundred eighty
(180) days, prior to the expiration of the then existing term of this Agreement (the initial term and all successive one (1) year renewal terms of employment are collectively referred to herein as the "Employment Period").

         3. Salary. Employee shall be entitled to receive a salary from the Company during the Employment Period at the rate of Three Hundred Thousand Dollars ($300,000) per annum (the "Salary"). The Salary shall be payable in equal installments in accordance with the normal payroll policies of the Company (which policies may be changed by the Company from time to time in its sole discretion), but in no event less frequently than monthly, and shall be subject to all appropriate withholding taxes. Employee's Salary and other compensation under this Agreement may be allocated to and paid by any subsidiary or commonly controlled affiliated entity (which may or may not be treated as consolidated subsidiaries for tax or financial reporting purposes) (collectively, "Affiliates"), if any, as determined from time to time by the Board of Directors of the Company.

         4. Benefits; Bonuses. The Salary provided for in Section 3 shall be in addition to such benefits and bonus programs as the Company, in its sole and absolute discretion, shall from time to time provide to the Company's executive officers. Such benefits and bonus


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programs are subject to change from time to time as determined by the Board of
Directors of the Company.

         5. Duties. During the Employment Period, Employee agrees to serve as the Executive Vice President of Acquisitions of the Company. Employee shall exercise such powers and comply with and perform such directions and duties in relation to the business and affairs of the Company as are customarily and ordinarily exercised and performed by the Executive Vice President of Acquisitions of similar entities and as may from time to time be vested in or requested by the Board of Directors of the Company, and shall use his best efforts to improve and expand the business of the Company and its Affiliates. Notwithstanding any other term or provision to the contrary contained herein, in no event shall Employee be obligated to perform any act which would constitute or require the violation of any federal, state or local law, rule, regulation, ordinance or the like. Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board of Directors of the Company as well as the Chief Executive Officer of the Company, which officer shall act as the immediate supervisor of Employee. Employee agrees to devote his entire business time, energy and skill to the service of the Company and its Affiliates and shall perform his duties in a good faith, trustworthy and businesslike manner, in compliance with the laws of the United States of America and all other political subdivisions, all for the purpose of advancing the interests of the Company and its Affiliates. Employee shall at no time engage in any other business activity whether or not such activity is pursued for gain, profit or other pecuniary advantage without the prior written approval of the Board of Directors of the Company. Notwithstanding the foregoing, provided the same shall not interfere with the performance by Employee of his duties under this Agreement and shall not violate the terms and provisions of any other provision of this Agreement (including, but not limited to, Section 13 of this Agreement), Employee may invest his personal assets in businesses where the form or manner of such investment will not require services on the part of Employee and in which his participation is solely that of a passive investor and/or serve on the board of directors or as an officer of, or as a volunteer for, charitable, civic or community organizations.

         6. Location of Company Headquarters. Unless otherwise agreed to in writing by Employee, the parties hereby agree that Employee shall perform his duties primarily from the Company's offices in West Palm Beach, Florida.

         7. Business Expenses. Consistent with the Company's policies as in effect from time to time (including, but not necessarily limited to, a satisfactory itemized accounting for such expenditures), Employee shall be reimbursed for ordinary and necessary expenses incurred in promoting the business of the Company.

         8. Confidentiality.

            (a) In the course of his employment, the Company or its Affiliates may disclose or make known to Employee, and Employee may be given access to or may become

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         acquainted with, certain information, trade secrets or both, all relating to or useful in the business of the Company or its Affiliates (collectively "Information") and which the Company considers proprietary and desires to maintain confidential. As a material inducement to the Company in entering this Agreement, Employee covenants and agrees that during the term of this Agreement and at all times thereafter, Employee shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or firm, except to or for the Company's benefit as directed by the Company, any of the Information which he/she may have acquired in the course of or as an incident to his employment by the Company, the parties agreeing that such information affects the successful and effective conduct of the business and goodwill of the Company and/or its Affiliates, and that any breach of the terms of this Section is a material breach of this Agreement. Notwithstanding the foregoing, nothing in this Section 8 shall preclude Employee from disclosing Information pursuant to judicial order or Information which has been made properly public through the release or disclosure by persons other than Employee.

            (b) All equipment, documents, memoranda, reports, records, files, materials, samples, books, correspondence, lists, computer software, other written and graphic records, and the like (collectively, the "Materials"), affecting or relating to the business of the Company and/or its Affiliates, which Employee shall prepare, use, construct, observe, possess or control shall be and remain the Company's exclusive property or in the Company's exclusive custody, and must not be removed from the premises of the Company or given to any person or entity except as directed by the Company in writing or in connection with the performance by Employee of his duties hereunder. Promptly upon termination of this Agreement for any reason, upon completion of the tasks or duties assigned pursuant hereto or upon the request of the Company, the Materials, Information and all copies thereof in the custody or control of Employee shall be delivered promptly to the Company. Employee acknowledges that all documents and equipment relating to the business of the Company and/or its Affiliates, in addition to all Information and Materials, whether prepared by Employee or otherwise coming into Employee's possession, are owned by and constitute the exclusive property of the Company or in the Company's exclusive custody, and all such documents and equipment must not be removed from the premises of the Company except as directed by the Company in writing.

            (c) The covenants of Employee set forth in this Section 8 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Employee, and have also been made by Employee to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be availed of, or relied upon, by the Company in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages suffered by the Company arising out of any breach of the aforesaid covenants by Employee. The covenants of Employee set forth in this Section 8 are cumulative to each other and to all other covenants of Employee in favor of the Company contained in this Agreement and shall survive the termination of this Agreement for the purposes intended. Should any covenant, term or condition in this
         Section 8 become or be declared invalid or unenforceable by a court

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         of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of this Section 8 so that it shall be enforceable as modified.

         9. Events of Termination by the Company. This Agreement may be terminated by the Company:

            (a) Without cause, effective immediately upon delivery of fifteen
         (15) days' written notice to Employee by the Company; or

            (b) With cause, effective immediately upon delivery of written notice to Employee by the Company, provided, however, that if such cause is of the type described in clause (iv) or (v) below and susceptible to being cured, Employee shall have a period of ten (10) days after written notice has been given or sent to Employee to effect such cure or such longer period of time as may be required for such cure, provided Employee has commenced such cure within such ten (10) days and is diligently prosecuting such cure. A termination shall be deemed to be "with cause" if the Company determines that Employee has:

                     (i) knowingly or recklessly misappropriated the assets or
                opportunities of the Company or its Affiliates;

                     (ii) been convicted of a felony involving violence,
                dishonesty, conversion, theft or misappropriation of property of another, controlled substances, moral turpitude or affecting regulatory good standing of the Company or its Affiliates;

                     (iii) abused drugs or alcohol in a manner which prevents
                Employee from performing his duties in the manner provided herein;

                     (iv) knowingly or recklessly failed to perform
                substantially his duties in the manner provided herein or willfully refused to perform the duties assigned to him by the Company in accordance with Section 5 hereof for any reason other than disability or breached any of his other obligations under this Agreement; or

                     (v) acted knowingly or recklessly in a manner which has
                negatively impacted upon the reputation, name, goodwill, business or regulatory standing of the Company or its Affiliates, provided, however, that unsubstantiated accusations shall not form the basis for termination pursuant to this subsection.

         10. Events of Termination by Employee. This Agreement may be terminated by Employee in the event of any material breach by the Company of its obligations under this Agreement.

         11. Other Termination of this Agreement. This Agreement shall immediately terminate upon the occurrence of any of the following events:

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         (a) The death of Employee; or

         (b) The disability of Employee, which shall be deemed to have occurred in the event that Employee is unable to perform his duties hereunder for ninety (90) consecutive days or one hundred eighty (180) days in any one-year period.

         12. Effects of Termination. Upon the termination of the Agreement:

            (a) Employee's duties shall cease as of the effective date of termination, provided, however, that Employee shall, if the Company requests, arrange for the smooth transition of duties to appropriate independent contractors and/or employees of the Company; provided, however, that such transition period shall not be unreasonable in length or require an unreasonable amount of Employee's time, all as determined in the reasonable discretion of the Company. In the event that the Company shall request Employee to provide transitional assistance after the effective date of termination, Employee shall be paid an hourly rate, based upon an 8 hour work day, a 2,080 hour work year at his then current Salary, based upon time sheets submitted by Employee specifying the services performed and the amount of time expended.

            (b) With respect to any termination other than pursuant to Section 9(a) or Section 10 of this Agreement, payments made on account of Employee's Salary shall cease upon the effective date of termination; any amounts due on account of Employee's Salary for account of services performed prior to the effective date of termination which have not previously been paid will be paid (pro rata through the effective date of termination) as required by applicable law. With respect to a termination pursuant to Section 9(a) or Section 10 of this Agreement, Employee's Salary shall continue to be paid for an additional period of twelve (12) months after the termination, subject to reduction, such reduction being the amount of salary received by the Employee from any new employer. In the event of the expiration of this Agreement because Employee has elected not to renew the term of the Employment Period pursuant to Section 2 of this Agreement, during the period (up to a maximum period of twelve (12) months following the effective date of any such expiration), if any, that the Company enforces Employee's covenants pursuant to Section 13(b) of this Agreement, the Company shall continue to pay the Employee's Salary, subject to reduction by the amount of any salary received by the Employee from any new employer. All payments made pursuant to this Section 12(b) shall be made in accordance with the normal payroll policies of the Company but in no event less frequently than monthly and subject to all appropriate withholding taxes.

            (c) All expenses which are properly reimbursable to Employee pursuant to Section 7 will be promptly reimbursed following termination.

            (d) All other benefits and/or entitlements to participate in bonus programs, if any, will cease as of the effective date of termination, subject to Employee's rights to continue medical insurance coverage at his own expense as provided by applicable law or

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



         written Company policy; provided, however, that all policies of insurance relating solely to Employee shall be assigned to Employee within thirty (30) days following termination, provided that such assignment shall be at no cost or expense to the Company, and provided further that such assignment shall state that it is made subject to the terms and conditions of the policy(ies).

            (e) The rights, privileges, benefits, remedies and interests of the Company and Employee under Section 4 of this Agreement shall be governed by the terms and provisions of Section 4.

         13. Non-Competition and Solicitation.

            (a) Employee acknowledges that he/she has performed services or will perform services hereunder, and will acquire knowledge and proprietary information, which will directly affect the business of the Company and/or its Affiliates to be conducted throughout the United States (the "Area"). Accordingly, the parties deem it necessary to provide protective non-competition and non-solicitation provisions in this Agreement.

            (b) Employee agrees with the Company that:

                     (i) Employee shall not, without the prior written consent
                of the Company, which consent shall be within the sole and exclusive discretion of the Company, within the Area, either directly or indirectly, engage in, perform services or duties for any company that engages in the same or similar business as the Company or any of its Affiliates in any capacity, whether as an owner, shareholder (other than a holder of no more than 2% of the outstanding shares of a publicly held company), partner, consultant, director, officer, manager, supervisor or employee of any entity; and

                     (ii) Neither Employee nor any company or entity with which
                Employee becomes associated in any way shall employ or attempt to employ, or assist in employing, any employee of the Company or its Affiliates (whether or not such employment is full-time, part-time, or is pursuant to a written contract) other than his personal secretary for the purpose of having such employee perform services for another company located in the Area.

            (c) The covenants of Employee set forth in this Section 13 shall commence upon the Effective Date of this Agreement and continue for the entire Employment Period through the actual date of termination or expiration of this Agreement and/or of the services of Employee, except that in the event of a termination of this Agreement pursuant to
         Section 9(b) of this Agreement or Section 11(b) of this Agreement in the event Employee shall thereafter recover from such disability sufficiently to perform his duties and obligations under this Agreement or in the event of the expiration of this Agreement because of an election by Employee not to renew the term of the Employment Period pursuant to Section 2 of this Agreement, the covenants set forth in this Section 12 shall continue for a period of twelve (12) months after any such termination or expiration.

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            (d) The covenants of Employee set forth in this Section 13 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Employee, and have also been made by Employee to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be availed of, or relied upon, by the Company in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including, but not limited to, reasonable attorney's fees upon trial and appeal) suffered by the Company arising out of any breach of the aforesaid covenants by Employee. The covenants of Employee set forth in this Section 13 are cumulative to each other and to all other covenants of Employee in favor of the Company contained in this Agreement and shall survive the termination of this Agreement for the purposes intended. Should any covenant, term or condition in this Section 13 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of this Section 13 so that it shall be enforceable to the fullest extent permitted by applicable law.

         14. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

         15. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         16. Assignments. The Company shall have the right to assign all of its rights and obligations under this Agreement to any Affiliate of the Company or any person or entity which purchases all or substantially all of the assets of the Company or its Affiliates or with which the Company merges or consolidates and, upon such assignment, this Agreement shall be binding upon and inure to the benefit of such assign and the Company and its Affiliates shall be released and discharged from all duties and obligations under this Agreement. Employee shall execute such instruments as shall be reasonably requested by the Company and its Affiliates to evidence such release. Employee shall have no right to assign or delegate any rights or obligations under this Agreement.

         17. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.


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         18. Severability. If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect as permitted by applicable law.

         19. Survival. Notwithstanding anything to the contrary herein, the provisions of Sections 8, 12, 13 and 14 through 26 shall survive and remain in effect in accordance with their respective terms in the event this Agreement or any portion hereof is terminated.

         20. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

      If to Employee:

      Robert A. Miller
      6335 Wood Lake Road
      Jupiter, FL  33458

      If to the Company:                   With a Copy to:

      PhyMatrix Corp.                              Nutter, McClennen & Fish, LLP
      Suite 1000E, Phillips Point                  One International Place
      777 South Flagler Drive                      Boston, MA  02110-2699
      West Palm Beach, FL 33402                    Attn:  James E. Dawson, Esq.
      Attn: President

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date telecommunicated if by telegraph, (c) on the date of transmission with confirmed answer back if by telex or telecopy, and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         21. Waivers. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy

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under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         22. Remedies Cumulative. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         23. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

         24. Captions. The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained in this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


PHYMATRIX CORP.


By:      /s/ Abraham D. Gosman
         Its



         /s/ Robert A. Miller
             Robert A. Miller






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